Exhibit 99.1

                             COMPLIANCE CERTIFICATE

                        Soundview Home Loan Trust 2005-1
                    Asset-Backed Certificates, Series 2005-1

      I, Matthew L. Hollingsworth, hereby certify that I am a duly appointed officer of Select Portfolio Servicing Inc. (the "Servicer"), and further certify as follows:

      1. This certification is being made pursuant to the terms of the Pooling and Servicing Agreement, dated as of December 1, 2004, (the "Agreement"), among Financial Asset Securities Corp., as depositor, Select Portfolio Servicing, Inc., as servicer and Deutsche Bank National Trust Company, as trustee.

      2. I have reviewed the activities of the Servicer during the preceding year and the Servicer's performance under the Agreement and to the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement throughout the year.

      Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement.

SELECT PORTFOLIO SERVICING, INC.

By: /s/ Matthew L. Hollingsworth
   ------------------------------
Name:  Matthew L. Hollingsworth
Title: Chief Executive Officer
Date:  February 17, 2006